Exhibit A
Terms of Fidelity Bond

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TRAVELERS
SUITE 2200
200 NORTH LASALLE STREET
CHICAGO, IL 60601

11/19/2010

AON RISK SERVS CENTRAL
Ryan Ohare
200 E RANDOLPH ST 13TH FLOOR
CHICAGO, IL 60601
Phone: 312-381-4631 Fax: 312-381-7568

Binder
	Bond Policy Number: 412PB1417	Prior Bond Number: 412PB1278

We are pleased to offer the following Binder for Investment Company Blanket Bond coverages.

Insured:	Gladstone Investment Corporation McLean, VA 22102

Company:	St. Paul Fire & Marine Insurance Company

Term:	11/25/2010 to 11/25/2011

Commission:	15.0%

Bond Premium Payable [Pre-Paid]:			$7,523

Bill Type:	Agency Bill
Payment Type:	Lump Sum / Full Pay		1 installments
Insuring Agreements

	Single Loss	Single Loss
	Limit of Liability	Deductible Amount
All insuring agreements are shown. A checked checkbox indicates an agreement that was selected by the insured.
☑ (A) Fidelity	$3,000,000	$100,000
☐ Data Processing Organizations
☐ Partners

☑ (B)Audit Expense	$25,000	$0

☑ (C)Premises	Same As Insuring Agreement A	Same As Insuring Agreement A

☑ (D)Transit	Same As Insuring Agreement A	Same As Insuring Agreement A

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Insuring Agreements

	Single Loss	Single Loss
	Limit of Liability	Deductible Amount
All insuring agreements are shown. A checked checkbox indicates an agreement that was selected by the insured.
☑ (E) Forgery or Alteration	$3,000,000	$100,000

☑ (F) Securities	$3,000,000	$100,000

☑ (G) Counterfeit Currency	Same As Insuring Agreement A	Same As Insuring Agreement A

☑ (H) Stop Payment	$100,000	$5,000

☑ (I)Uncollectible Items of Deposit	$100,000	$5,000

☑ Computer Systems	$3,000,000	Same As Insuring Agreement A

☑ Voice Initiated Transactions	$1,000,000	$100,000

☑ Telefacsimile	$3,000,000	$100,000

☑ Unauthorized Signature	$3,000,000	$100,000

☐ Registered Representatives

☐ Extortion — Threats to Persons and Property
Endorsements

Form #	Form Title
ICB001	Investment Company Blanket Bond Declarations Page
ICB005	Investment Company Blanket Bond Form
ICB010	Named Insured Endorsement
ICB011	Computer Systems
ICB012	Unauthorized Signature
ICB013	Telefacsimile Coverage
ICB014	Voice Initiated Transactions
ICB016	Definition of Investment Company
ICB026	Add Exclusions N&O (Mandatory)
ICB030	ERISA Rider
ICB065	Virginia Statutory Rider
MEL 3983	Non accumlative (replace ICB038

SelectOne SM Bond
Thank you for considering the Travelers for your client’s specialty insurance coverages. Please call if you have any questions regarding the terms and conditions offered here.

Michael Parduhn	Telephone:	312/917-5346
Acct Exec Officer Bond/FPS	Facsimile:	312/917-4173
	E-mail Address:	MPARDUHN@travelers.com

IMPORTANT NOTICE REGARDING COMPENSATION DISCLOSURE
For information about how Travelers compensates independent agents, brokers, or other insurance producers, please visit this website:
     http://www.travelers.com/w3c/legal/Producer_Compensation_Disclosure.html
If you prefer, you can call the following toll-free number: 1-866-904-8348. Or you can write to us at Travelers, Enterprise Development, One Tower Square, Hartford, CT 06183